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3.2      ARTICLES OF INCORPORATION OF TELEPLUS, INC.


                           ARTICLES OF INCORPORATION
                                       OF
                                 TELEPLUS, INC.


ARTICLE I - NAME

         The name of the corporation is:

                                 TelePlus, Inc.


ARTICLE II - PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


ARTICLE III - AGENT FOR SERVICE OF PROCESS

         The name and address in the State of California of this Corporation's initial agent for service of process is Helene Legendre, 1810 Palisades Drvie, Pacific Palisades, CA 90272.


ARTICLE IV - CAPITAL STRUCTURE

         This corporation is authorized to issue only one class of shares of stock and the total number of shares which this corporation is authorized to issue is One Hundred Thousand (100,000).


DATED:  September 13, 2002

                                                      /S/ HELENE LEGENDRE
                                                      -------------------
                                                      Helene Legendre


I hereby declare that I am the person who executed the foregoing Articles of Incorporation, and such instrument is my act and deed.

                                                      /S/ HELENE LEGENDRE
                                                      -------------------
                                                      Helene Legendre